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                                                         ITEM 10.1a

                                                         MEMORANDUM OF AGREEMENT



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                             MEMORANDUM OF AGREEMENT


         The parties hereby agree that the agreement entitled CONSULTING AGREEMENT, dated April 19, 1996, supercedes the agreement entitled EMPLOYMENT AGREEMENT, of even date with the CONSULTING AGREEMENT.

         The parties hereby further agree to amend the CONSULTING AGREEMENT as follows:

         "4.2 PERCENTAGE OF FEES BASED ON GROSS PROCEEDS. In addition to the monthly salary described in Section 4.1 above, the CONSULTANT shall be entitled to two percent (2%) of the net revenues from the sale of the Erectile Dysfunction product and any other products which the company may produce and sell under Patent Application No. 08/573408, filed December 15, 1995. The CONSULTANT shall receive this percentage for the life of Patent Application No. 08/573408 and any patents that may issue therefrom. Payment hereunder shall be made to CONSULTANT within five (5) days after the beginning of each calendar month subject to adjustment within thirty (30) days after the end of each calendar year."

         EXECUTED AS OF THIS 15 DAY OF MAY 1997 BY:

/Don Steffens/                                /Jackie R. See/
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Don A. Steffens                               Jackie R. See M.D.
President
Harvard Scientific Corp.